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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT entered into this 18th day of Dec. 1995 (the "Effective Date") by and between A. J. Smith Federal Savings Bank (the "Bank") and Thomas
R. Butkus (the "Employee"). All references herein to the "Bank" are understood to refer to A. J. Smith Federal Savings Bank in its present mutual form, or following its conversion to stock form.

     WHEREAS, the Employee has heretofore been employed by the Bank as its President and Chief Executive Officer and is experienced in all phases of the business of the Bank; and

     WHEREAS, the Board of Directors of the Bank believes it is in the best interests of the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties; and

     WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Bank and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1. Employment. The Employee is employed as the President and Chief
        ----------
Executive Officer of the Bank. The Employee shall render such administrative and management services for the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Bank. The Employee's other duties shall be such as the Board of Directors (the "Board") of the Bank may from time to time reasonably direct, including normal duties as an officer of the Bank.

     2. Base Compensation. The Bank agrees to pay the Employee during the term
        -----------------
of this Agreement a salary at the rate of $142,000 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary. Notwithstanding the foregoing, following a change in control as defined in Section 10(a)(4) of this Agreement, the Board shall continue to annually review the rate of the Employee's salary, and shall increase said rate of salary by a percentage which is not less than the average annual percentage increase in salary that the Employee received over the three calendar years immediately preceding the year in which the change in control occurs.

     3. Discretionary Bonuses. The Employee shall participate in an equitable
        ---------------------
manner with all other senior management employees of the Bank in discretionary bonuses that the Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses. Notwithstanding the foregoing, following a change in control as defined in Section 10(a)(4) of this Agreement, the Employee shall receive discretionary bonuses that

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are made no less frequently than, and in annual amounts not less than, the average annual discretionary bonuses paid to the Employee during each of the three calendar years immediately preceding the year in which such change in control occurs.

     4. (a) Participation in Retirement, Medical and Other Plans. During the
            ----------------------------------------------------
term of this Agreement, the Employee shall participate in any plan that the Bank maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, or (ii) medical insurance or the reimbursement of medical or dependent care expenses. If the Employee ceases employment with the Bank for any reason other than death or "just cause" (as defined in Section 9(c) hereof), then notwithstanding termination of the Employee's employment or of this Agreement, the Bank shall provide the Employee and his dependents with coverage under the Bank's group health insurance plan (and if the Bank maintains more than one plan for its employees, any one of such plans selected by the Employee in accordance with the general procedures by which the Bank's full-time employees make such elections). The Bank shall bear the full cost for said coverage, which shall continue until the Employee's death, with the terms and conditions thereof being determined from time to time as though the Employee had remained a full-time employee of the Bank (but with the Bank in all events paying the full cost for such insurance).

        (b) Employee Benefits; Expenses. The Employee shall be eligible to
            ---------------------------
participate in any fringe benefits which are or may become available to the Bank's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee. shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank.

     5. Term. The Bank hereby employs the Employee, and the Employee hereby
        ----
accepts such employment under this Agreement, for the period commencing on the Effective Date and ending thirty-six months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, on each annual anniversary date from the Effective Date, the Employee's term of employment shall be extended for an additional one-year period beyond the then effective expiration date provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards, and that this Agreement shall be extended. Only those members of the Board of Directors who have no personal interest in this Employment Agreement shall discuss and vote on the approval and subsequent renewal of this Agreement.

     6. Loyalty: Noncompetition.
        -----------------------

        (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time and attention to the performance of his duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions

                                       2

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in, companies or organizations, which will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank, or be gainfully employed in any other position or job other than as provided above.

        (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

     7. Standards. The Employee shall perform his duties under this Agreement in
        ---------
accordance with such reasonable standards as the Board may establish from time to time. The Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     8. Vacation and Sick Leave. At such reasonable times as the Board shall in
        -----------------------
its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

        (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Bank.

        (b) The Employee shall not receive any additional compensation from the Bank on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Board.

        (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

        (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board. In the event any sick leave benefit shall not have been used during any year, such leave shall accrue to subsequent years only to the extent authorized by the Board for employees of the Bank.

     9. Termination and Termination Pay. Subject to Section 10 hereof, the
        -------------------------------
Employee's employment hereunder may be terminated under the following circumstances:

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         (a) Death. The Employee's employment under this Agreement shall
             -----
terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred. Notwithstanding any provision of this Agreement to the contrary, in the event that the Employee dies while employed by the Bank and after attaining age 52 or older, within six months of the Employee's death, the Bank shall pay the Employee's estate a lump sum payment equal to fifty percent (50%) of the annual salary in effect pursuant to Section 2 hereof on the date of his death.

         (b) Disability. (1) In the event of the disability (as hereinafter
             ----------
defined) of the Employee, the Bank shall continue to pay the Employee the monthly compensation provided in Section 2 hereof during the period of his disability, provided, however, that in the event the Employee is disabled for a continuous period exceeding twelve (12) calendar months, the Bank may, at its election, terminate the Agreement, in which event the Employee shall be entitled to receive the benefits described in Section 9(b)(2) hereof.

     As used in this Agreement, the term "disability" shall mean the complete inability of the Employee to perform his duties under this Agreement as determined by an independent physician selected with the approval of the Bank and the Employee.

     (2) The Bank shall pay to the Employee a monthly disability benefit equal to fifty (50) percent of his monthly salary at the time he became disabled. Payment of such disability benefit shall commence on the last day of the month following the month for which the final payment under Section 9(b)(1) was made, and cease with the earlier of (i) the payment for the month in which the Employee dies or (ii) the payment for the twenty-third month following the month in which the Bank commences to pay secondary disability benefits under this
Section 9(b)(2) hereof.

     (3) Any amounts payable under Sections 9(b)(1) or 9(b)(2) hereof shall be reduced by any amounts paid to the Employee under any other disability program maintained by the Bank.

     (4) During the period the Employee is entitled to receive payments under
Section 9(b)(1) and 9(b)(2) hereof, the Employee shall, to the extent that he is physically and mentally able to do so, furnish information and assistance to the Bank, and, in addition, upon reasonable request in writing on behalf of the Board, or an executive officer designated by such Board, from time to time, make himself available to the Bank to undertake reasonable assignments consistent with the dignity, importance and scope of his prior position and his physical and mental health. During such period of service, the Employee shall be responsible and report to, and be subject to the supervision of, the Board or an executive officer designated by the Board, as to the method and manner in which he shall perform such assignments, subject always to the provisions of this
Section 9(b)(4), and shall keep such Board or such executive officer appropriately informed of his progress in each such assignment.

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            (c) Just Cause. The Board may, by written notice to the Employee,
                ----------
immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

            (d) Without Just Cause; Constructive Discharge. (1) The Board may,
                ------------------------------------------
by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled (unless such termination occurs within the time period set forth in Section 10(b) hereof in which event the benefits and compensation provided for in Section 10 shall apply) to receive (i) the salary provided pursuant to
Section 2 hereof, up to the date of termination of the term as provided in
Section 5 hereof (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional 12-month period, but in no event in excess of three times the Employee's salary in effect pursuant to Section 2 hereof on the date of such termination, and (ii) the extended Bank-paid health coverage provided pursuant to Section 4(a) of this Agreement. All amounts payable to the Employee shall be paid, at the option of the Employee, either (1) in periodic payments through the Expiration Date, or (II) in one lump sum (adjusted to reflect the present value of such accelerated payment) within thirty (30) days of such termination.

     (2) The Employee may voluntarily terminate his employment under this Agreement, and the Employee shall thereupon be entitled to receive the compensation and benefits payable under Section 9(d)(1) hereof, within ninety
(90) days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing (unless such voluntary termination occurs within the time period set forth in Section 10(a) hereof in which event the benefits and compensation provided for in Section 10 shall apply): (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office; (ii) a material reduction in the Employee's base compensation; (iii) the failure to increase the Employee's salary or to pay the Employee discretionary bonuses pursuant to Sections 2 and 3 of this Agreement;
(iv) the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him; (v) the requirement that the Employee report directly to a person or persons other than the Board; (vi) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at
Section 1; (vii) a failure to elect or reelect the Employee to the Board of Directors of the Bank; (viii) a material diminution or reduction in the Employee's


                                     5

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responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank.

     (3) Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable under clause (d)(1) hereof shall be reduced to the extent that on the date of the Employee's termination of employment, the present value of the benefits payable thereunder exceeds the limitation on severance benefits that is set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date. In the event that Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") becomes applicable to payments made under this Section 9(d), and the payments exceed the "Maximum Amount" as defined in Section 10(a)(1) hereof, the payments shall be reduced in accordance with Section 10(a)(2) of this Agreement.

         (e) Termination or Suspension Under Federal Law. (1) If the Employee is
             -------------------------------------------
removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order. No such order shall affect the vested rights of the parties.

     (2) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

     (3) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or her designee, at the time that the Director of the OTS, or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

     (4) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (f) Voluntary Termination by Employee. Subject to Section 10 hereof,
             ---------------------------------
the Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least sixty (60) days' prior written notice to the Board of Directors, in which case the

                                       6

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Employee shall receive only his compensation, vested rights (including continuing group health benefits as provided in Section 4(a) hereof) and employee benefits up to the date of his termination (unless such termination occurs within the time period set forth in Section 10(a) hereof in which event the benefits and compensation provided for in Section 10 shall apply). Notwithstanding any contrary provision of this Agreement, in the event that the Employee elects to retire from employment with the Bank on or after attaining age 52 (such event being referred to herein as "Retirement"), the Employee (or in the event of his death after Retirement but prior to payment pursuant to this
Section 9(f), his estate) shall be paid within six months of Retirement a lump sum payment equal to fifty-percent (50%) of the salary provided pursuant to
Section 2 hereof as of such date of Retirement.

         10.      Change in Control.
                  -----------------

                  (a)  Change in Control; Involuntary Termination.
                       ------------------------------------------
                  (1) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Bank, without the Employee's prior written consent and for a reason other than Just Cause, in connection with or within twelve (12) months after any change in control of the Bank or its present holding company (the "Company"), the Employee shall, subject to paragraph (2) of this Section 10(a), be paid an amount equal to the sum of (i) the Employee's annual salary provided pursuant to Section 2 hereof, as in effect on the date of such change in control, and (ii) the salary the Employee would have received (determined according to the Employee's annual salary provided pursuant to Section 2 hereof, as in effect on the date of such change in control) during the remaining employment agreement term as its term may be extended from time to time pursuant to Section 5 hereof. In no event, however, will the amount paid to the Employee pursuant to this Section 10(a) exceed the difference between the product of 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Code and regulations promulgated thereunder (the "Maximum Amount"), and any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid, at the option of the Employee, either in one lump sum (adjusted for the present value of such accelerated payment) within thirty (30) days of such termination, or in substantially equal monthly payments paid over the thirty-six (36) months following such termination or the remaining term of this Agreement, whichever period is of shorter duration. This paragraph would not apply to a termination of employment due to death, Disability or voluntary termination by the Employee.

         (2) In the event that the Employee and the Bank jointly determine and agree that the total parachute payments receivable under clauses (i) and (ii) of
Section 10(a)(1) hereof exceed the Maximum Amount, notwithstanding the payment procedure set forth in Section 10(a)(1) hereof, the Employee shall determine which and how much, if any, of the parachute payments to which he is entitled shall be eliminated or reduced so that the total parachute payments to be received by the Employee do not exceed the Maximum Amount. If the Employee does not make his determination within ten business days after receiving a written request from the Bank, the Bank may make such determination, and shall notify the Employee promptly thereof. Within five business days of the earlier of the Bank's receipt of the Employee's determination pursuant to this paragraph or the

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Bank's determination in lieu of a determination by the Employee, the Bank shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement.

         (3) As a result of uncertainty in application of Section 280G of the Code at the time of payment hereunder, it is possible that such payments will have been made by the Bank which should not have been made ("Overpayment") or that additional payments will not have been made by the Bank which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made under Section 10(a)(1) hereof. In the event that the Employee, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Employee believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Bank to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the Bank
                              ------
together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Bank if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Employee and the Bank determine, based upon controlling precedent or other substantial authority, that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Bank to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

         (4) The term "change in control" shall mean any one of the following events: (1) the acquisition of ownership, holding or power to vote more than 25 % of the Bank's or the Company's voting stock (or depositor proxies during any period while the Bank is in mutual form), (2) the acquisition of the ability to control the election of a majority of the Bank's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), (4) the acquisition of control of the Bank or the Company within the meaning of 12 C.F.R. Part 574 or its applicable equivalent (except in the case of (1), (2), (3) and (4) hereof, ownership or control of the Bank by the Company itself shall not constitute a "change in control"), or (5) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or the Bank (the "Existing Board") cease for any reason to constitute at least a majority thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least a majority of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.


                  (b) Change in Control; Voluntary Termination. Notwithstanding
                      ----------------------------------------
any other provision of this Agreement to the contrary, but subject to Sections 10(a)(2), 10(c), and 10(e) hereof, the Employee may voluntarily terminate his employment under this Agreement within thirty (30) days following a change in control as defined in paragraph
(a)(4) of this Section 10, and the Employee shall thereupon be entitled to receive the payment described in Section 10(a)(1) of this Agreement. Alternatively, the Employee may voluntarily terminate his employment under this Agreement within twelve (12) months following such change in control of the Bank or the Company and the Employee shall thereupon be entitled to receive the payment described in Section 10(a)(1) of this Agreement upon the occurrence of any of the following events, or within 90 days thereafter, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control or as the same may be changed by mutual agreement from time to time; (iii) the failure to increase the Employee's salary or to pay the Employee discretionary bonuses pursuant to Sections 2 and 3 of this Agreement; (iv) the failure by the Bank to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control; (v) the requirement that the Employee report directly to a person or persons other than the Board; (vi) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (vii) a failure to elect or reelect the Employee to the Board of Directors of the Bank, if the Employee is serving on the Board on the date of the change in control; (viii) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Bank.

             (c) Compliance with 12 U.S.C. Section 1828(k). Any payments
                 -----------------------------------------
made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

             (d) Trust. (1) Within five business days before or
                 -----
after a change in control (as defined in Section 10(a) of this Agreement) which was not approved in advance by a resolution of a majority of the Continuing Directors of the Bank, the Bank shall (i) deposit, or cause to be deposited, in a grantor trust (the "Trust") substantially in the form described in Revenue Procedure 92-64, as issued by the Internal Revenue Service and as amended or superseded thereby, an amount equal to 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Code, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust.

         (2) During the twelve (12) consecutive month period following the date on which the Bank makes the deposit referred to in the preceding paragraph, the Employee may provide the trustee of the Trust with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to Section 10(a) or (b). Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Bank via overnight and registered mail return receipt requested. On the tenth (10th) business day after mailing said notice to the Bank, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Bank provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to nonappealable binding arbitration for a determination of the amount payable to the Employee pursuant to Section 10(a) or (b) hereof, and the party responsible for the payment of the costs of such arbitration (which may include any reasonable legal fees and expenses incurred by the Employee) shall be determined by the arbitrator. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making her determination. The parties and the trustee shall be bound by the results of the arbitration and, within 3 days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Bank, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

             (e) Regulatory Limitation. Notwithstanding the foregoing,
                 ---------------------
but only to the extent required under federal banking law, the amount payable under Subsections (a) and (b) of this Section 10 shall be reduced to the extent that on the date of the Employee's termination of employment, the amount payable under Subsection (a) or (b) of this Section 10 exceeds the limitation on severance benefits that is set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date.

             (f) In the event that any dispute arises between the Employee and the Bank as to the terms or interpretation of this Agreement, including this
Section 10, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this
Section 10 or to defend against any action taken by the Bank, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

         11. Federal Income Tax Withholding. The Bank may withhold all Federal
             ------------------------------
and State income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

         12. Successors and Assigns.
             ----------------------

             (a) Bank. This Agreement shall not be assignable by the Bank,
                 ----
provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

                  (b)      Employee. Since the Bank is contracting for the
                           --------
unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

                  (c)      Attachment. Except as required by law, no right to
                           ----------
receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         13.      Amendments.  No amendments or additions to this  Agreement
                  ----------
receive payments under of the parties, except as herein otherwise specifically provided.

         14.      Applicable Law. Except to the extent preempted by Federal law,
                  --------------
the laws of the State of Illinois shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         15.      Severability.  The provisions of this Agreement shall be
                  ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         16.      Entire Agreement. This Agreement, together with any
                  ----------------
understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto, and shall completely supersede any prior agreements between the parties (including but not limited to their agreement dated July 20, 1992).